UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
AMENDMENT NUMBER 1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MED SPA VACATIONS INC
(Exact name of registrant as specified in its charter)

Nevada	7999	47-5268172
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

745 Silver St. La Jolla, CA  92037
Telephone: 1-888-512-5554
(Address, including zip code, and telephone number, Including area code, of registrant's principal  executive offices)

Nevada Corporate Headquarters, Inc.
4730 S. Fort Apache Rd Suite 300
Las Vegas, NV  89147
Telephone: (702) 873-3488
(Name, address, including zip code, and telephone number, Including area code, of agent for service)

Copy to:
Parsons/Burnett/Bjordahl/Hume, LLP
10655 NE 4th St, Suite 801
Bellevue, WA 98004
Telephone: (425) 451-8036
Facsimile: (425) 451-8568

As soon as practicable after the effective date of this Registration Statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller Reporting Company [X]

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock $0.001 par value to be sold by the Company	10,000,000	$0.01	$100,000	$10.70

 (1) Calculated pursuant to Rule 457(a) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this Prospectus is not complete and may be changed.  We will not sell these securities until the registration statement filed with the SEC is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

MED SPA VACATIONS INC.

10,000,000 Shares of Common Stock
$0.01 per share
$100,000 Maximum Offering

Date of Prospectus: Subject to Completion

This is the initial public offering of common stock of Med Spa Vacations Inc., a Nevada corporation ("we," "us," "our," or the "Company").  We are registering for sale a total of 10,000,000 shares of our common stock on a self-underwritten, "best efforts" basis.  There is no minimum number of shares required to be purchased by each investor.  The shares will be sold on our behalf by our officers. They will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a price per share of $0.01 for the duration of the Offering.  There is no minimum amount we are required to raise from the shares being offered by the Company. The Company will not place funds from investors into an escrow account, and any funds received will be immediately available to us. Shareholders who invest will not be entitled to a return of their investment should we fail to raise sufficient funds to complete our business plan.

Our common stock is not traded on any public market, although we intend to apply to have the prices of our common stock quoted on the OTCQB maintained by OTC Markets Group, Inc. ("OTCMarkets"), when the registration statement of which this Prospectus is a part is declared effective.  There can be no assurance that a market marker will agree to file the necessary documents with FINRA to enable us to participate on the OTCMarkets for quoting on the OTCQB, nor can there be any assurance that any application filed by any such market maker for quotation on the OTCQB or other OTCMarkets tier will be approved.  As of the date of this Prospectus, we have not made any arrangement with any market maker to quote our shares. Please refer to discussion under "Risk Factors" regarding the highly illiquid nature of investment in our shares.

The shares being offered by the Company will be offered for a period of two hundred seventy (270) days from the effective date of the registration statement of which this Prospectus is a part, unless extended by our directors for an additional 90 days.

We are a small company and currently have minimal business operations.  Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a complete loss of your investment.  Our independent auditors have issued an audit opinion for us, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.  BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 7.

Neither the U.S. Securities and Exchange Commission ("SEC") nor any state securities division has approved or disapproved these securities, or determined if this Prospectus is current, complete, truthful or accurate.  Any representation to the contrary is a criminal offense.

Please note that the Company is a “shell” company in accordance with Rule 405 promulgated under the Securities Act of 1933.  Accordingly, any securities sold in this offering can only be resold through registration under the Securities Act of 1933, Section 4(1), if available, for non-affiliates; or by meeting the following conditions of rule 144(i)(a) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (b) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act of 1934, and the issuer of the securities has filed all Exchange Act reports and material required to be filed during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports, and at least one year has lapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company.

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus.  In this Prospectus, unless the context otherwise denotes, references to "we," "us," "our", "Med Spa Vacations", "MedSpa", and "the Company" are to Med Spa Vacation Inc.. We are an "emerging growth company" under the federal securities laws and will be subject to reduced public company reporting requirements.

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information about Our Company

Med Spa Vacations Inc. was incorporated in the State of Nevada on October 5, 2015.

Med Spa Vacations plans to develop a business that specializes in marketing health and wellness vacations to both individuals and corporate groups that are looking to revitalize and develop a fuller day-to-day life. The Company is looking to establish a niche in the travel market that caters to sustained wellness and rejuvenation, recognizing the ever-increasing social trend toward finding of a more holistic balance in life.

We are a small early stage company. To date, the Company’s activities have been limited to the sourcing of its advertising channels, initial branding efforts, its formation, and in the raising of equity capital. We will require the funds from this offering in order to construct our website and grow our current operations. Our auditors issued a "substantial doubt" going concern opinion. Our only assets since inception (October 5, 2015) are our cash and cash equivalents at June 30, 2016 , consisting of approximately $7,989 in cash generated from the issuance of shares of Company common stock to our founders after accounting for expenses paid since inception.

Our monthly expense rate is approximately $1,000 per month.  Our funds on hand will only provide us with the ability to pay for the expenses related to this Offering.  Currently we do not have sufficient capital to fund our business development.  As per the Use of Proceeds section, we are attempting to raise $100,000 from this Offering.  However, if we raise $75,000, we feel this is sufficient to develop the business for the next 12 months.  If we are only able to raise $20,000, from the Offering, then we feel this will be sufficient for the next 12 months to cover professional fees for our reporting needs to the SEC, and no additional funds will be available for business development.

Our business and corporate address is 745 Silver St. La Jolla, CA, 92037.  Our telephone number is 1-888-512-5554 and our registered agent for service of process is Nevada Corporate Headquarters, Inc., 4730 S. Fort Apache Rd Suite 300.  Our fiscal year end is December 31.

We received our initial funding of $20,000 through the sale of common stock to our two officers and directors, who purchased 5,000,000 each of our common stock at $0.002 on October 6, 2015, for $10,000 and at $0.002 on December 15, 2015, for $10,000, respectively.  Our financial statements from inception (October 5, 2015) through the period ended December 31, 2015, report no revenues and a net loss of $1,995.

This is our initial public offering.  We are registering a total of 10,000,000 shares of our common stock.  All of the shares being registered for sale by the Company will be sold at a price per share of $0.01 for the duration of this Offering.

We will sell those 10,000,000 shares of common stock as a self-underwritten offering.  There is no minimum amount we are required to raise in this Offering, and any funds received will be immediately available to us.  This Offering will terminate on the earlier of the sale of all of the shares offered, or 270 days after the effective date of the registration statement of which this Prospectus is a part, unless extended an additional 90 days by our board of directors.

There is no current public market for our securities.  As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investments in our securities are not liquid.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

1.	The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

2.	The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

3.	The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

4.	The date on which such issuer is deemed to be a 'large accelerated filer', as defined in section 240.12b-2 of title 46, Code of Federal Regulations, or any successor thereto.

As an emerging growth company, we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934, which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Shell Company Status

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations.  Accordingly, the securities sold in this offering can only be resold through registration under Section 5 of the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i).  A holder of our securities may not rely on the safe harbor from being deemed a statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities.  Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months can our securities be resold pursuant to Rule 144.  “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities.  These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

The Offering

Following is a brief summary of this Offering.  Please see the PLAN OF DISTRIBUTION and TERMS OF THE OFFERING sections for a more detailed description of the terms of the Offering.

Securities being Offered by the Company	10,000,000 shares of common stock.

Offering price	$0.01 per share for the duration of the Offering.

Offering period
This Offering will terminate on the earlier of the sale of all of the shares offered by the Company or 270 days after the effective date of the registration statement of which this Prospectus is a part, unless extended by our board of directors for an additional 90 days

Securities Issued and outstanding
10,000,000 shares of common stock are issued and outstanding before the offering and 20,000,000 shares will be outstanding after the Offering, assuming all shares are sold.  However, if only 75%, 50%, or 25% of the shares being offered are sold, there will be 17,500,000, 15,000,000, or 12,500,000 shares outstanding, respectively.

Offering Proceeds
$100,000 assuming 100% of the shares being sold. However, if only 75%, 50%, or 25% of the shares being offered are sold, the proceeds will be $75,000, $50,000, or $25,000, respectively.

See “Use of Proceeds” for more information on how we intend to use the proceeds from this offering.

Registration costs
We estimate our total offering registration costs to be $16,000, and will be paid from cash on hand and not from offering proceeds.  If we experience a shortage of funds prior to funding, our directors may advance funds to allow us to pay for offering costs, filing fees and correspondence with our shareholders; however, our directors have no formal commitment or legal obligation to advance or lend funds to the Company.

Listing	We intend to apply to have our common stock traded on the OTCMarkets OTCQB.

Our officers, directors, control persons and/or affiliates do not intend to purchase any shares in this Offering.  If all the shares in this Offering are sold, our executive officers and directors will own 50% of our common stock.  However, if only 75%, 50%, or 25% of the shares in this Offering are sold, our executive officers and directors will own 57.1%, 66.7%, or 80%, respectively.

Regulation M

Our officers and directors will offer and sell the shares offered hereby and are aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934.  With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participates in the distribution of shares in this Offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions.  This prospectus contains these types of statements.  Words such as “may,” “expect,” “believe,” “anticipate,” “estimate,” “project,” or “continue” or comparable terminology used in connection with any discussion of future operating results or financial performance identify forward-looking statements.  You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus.  All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  The factors listed in the “Risk Factors” section of this prospectus, as well as any cautionary language in this prospectus, provide examples of these risks and uncertainties.  The safe harbor for forward-looking statements is not applicable to this offering pursuant to Section 27A of the Securities Act of 1933.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the following material risks, together with the other information contained in this Prospectus, before you decide to buy our common stock.  If any of the following risks actually occur, our business, results of operations and financial condition would likely suffer.  In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business and Our Financial Condition:

Our independent auditors have issued an audit opinion for the Company which includes a statement describing our going concern status.  Our financial status creates a doubt whether we will continue as a going concern.

As described in Note 3 of our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company.  This means there is substantial doubt we can continue as an ongoing business for the next twelve months.  The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business.  As such, we may have to cease operations and investors could lose part or all of their investment in the Company.

Our chief executive officer, chief financial officer and principal accounting officer, and directors have no significant experience managing a public company and no meaningful financial reporting experience as it relates to public companies. Accordingly, our ability to meet Exchange Act reporting requirements on a timely basis will be dependent to a significant degree upon others.

Our officers and directors have no significant experience managing a public company and no meaningful financial reporting experience as it relates to public companies, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002.  Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis.  Our management may not be able to implement programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory and reporting requirements, including the establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, which is necessary to maintain our public company status.  If we were to fail to fulfill obligations, our ability to continue as a public company would be in jeopardy, in which event you could lose your entire investment in our Company.
We are dependent on outside financing for continuation of our operations.
Because we have not generated revenues and currently operate at a loss, we are completely dependent on the continued availability of financing in order to continue our business.  There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future.
We need the proceeds from this offering to start our operations. Our offering has no minimum. Specifically, there is no minimum number of shares that needs to be sold in this offering for us to access the funds. Given that the offering is a best effort, self-underwritten offering, we cannot assure you that all or any shares will be sold. We have no firm commitment from anyone to purchase all or any of the shares offered. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. We anticipate that we must raise the minimum capital of $75,000 to commence operations for the 12-month period - of which a minimum of $20,000 will be needed for maintaining a reporting status with the SEC. There is no assurance that any additional financing will be available, or if available, on terms that will be acceptable to us. We have not taken any steps to seek additional financing.
Our failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern and, as a result, our investors could lose their entire investment.

We have reported no revenue, from vacation services, and there can be no assurance that we will ever generate significant revenue or net income.

We were incorporated on October 5, 2015, and have limited revenue and minimal assets. Our operations are subject to all of the risks inherent in the establishment of a new business enterprise.  The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the growth of a new business, the scaling-up of operations and the competitive environment in which we are operating.  From October 5, 2015 (date of inception) to  June 30, 2016 , we had a net loss and accumulated deficit of $15,282 .  No assurance can be given that we will ever generate significant revenue or have net income.  Our ability to achieve and maintain profitability and positive cash flow is dependent, among other things, upon:

•	Completion of this offering,
•	Developing our operations,
•	Creating market awareness through word of mouth, advertising in newspapers and online advertising.

We may not be able to purchase and/or license assets that are critical to our business.

We intend to develop specialized wellness vacations packages.  The development of these packages is critical to accomplishing our business plan. We cannot assure that we will be successful in developing appropriate packages, or that if we are able to do so, we will be able to do so at a reasonable cost. Our failure to develop packages at a reasonable cost would have a material adverse effect on our business, results of operations and financial condition.

We intend to enter into agreements with companies that will provide various options of our packages, including airline companies, resorts, hotels, providers of ground transpiration and individuals who will provide wellness programs to those who purchase a package. If we do not maintain good working relationships with these companies and individuals, or if they do not perform as required under these agreements, it could adversely affect our business.

The agreements may establish complex relationships between these companies and us. We intend to spend a significant amount of time, effort and cost to maintain our relationships with these companies and address the issues that from time to time may arise from these complex relationships. These companies could decide not to renew their agreements at the end of their respective terms. Additionally, if we do not perform as required under these agreements or if we breach these agreements, these companies or individuals could seek to terminate their agreements prior to the end of their respective terms or seek damages from us. Loss of these agreements would adversely affect our ability to continue to operate our network, as well as our ability to fully implement our business plan.

We rely on third parties for key aspects of the process of providing services to our customers, and any failure or interruption in the services provided by these third parties could harm our ability to operate our business and damage our reputation.

We rely on third-party vendors, including website providers and information technology vendors to insure that our vacation packages will be accessible to potential customers. Any disruption in access to the websites developed and hosted by these third-party providers, or any failure of these third-party providers to handle current or higher volumes of use could significantly harm our business. Any financial or other difficulties our providers face may have negative effects on our business, the nature and extent of which we cannot predict. We exercise little or no control over all of these third-party vendors, which increases our vulnerability to problems with the services they provide.

In addition, we license technology and related databases from third parties to facilitate aspects of our website and connectivity operations. Any errors, failures, interruptions or delays experienced in connection with these third-party technologies and information services could materially and negatively impact our relationship with our customers and adversely affect our brand and our business. It is possible that such errors, failures, interruptions or delays could even expose us to liabilities to our customers or other third parties.

Key employees are essential to expanding our business.

Blaine Redfern and Morgan Powell are essential to our ability to continue to grow and expand our business. They have established relationships within the industry in which we operate. If they were to leave us, our growth strategy might be hindered, which could materially affect our business and limit our ability to increase revenue.

We need the proceeds of this offering to expand our business.

We need the proceeds of this offering in order to finance our planned business development that would include specific and varied vacation packages for well-being travel. No assurance can be given that the amount of money being allocated to purchases will be sufficient to complete our plan, or that we will derive any profits from the sale of such packages.  Additionally, although we believe the anticipated proceeds of this Offering, together with cash on hand and projected cash flow from operating activities will allow us to conduct our operations for at least the next 12 months if 75% of our shares are sold ($75,000), our continued operations thereafter will depend upon the availability of cash flow, if any, from our operations, or our ability to raise additional funds through equity or debt financing.

Additional capital, if needed, may not be available on acceptable terms, if at all, and any additional financing may be on terms adverse to your interests.

Our business plan anticipates that the estimated $16,000 cost of the registration statement of which this Prospectus is a part may be paid from loans by our officers and not from this offering. We do not have a formal agreement or commitment with our officers concerning this.

We may need additional cash to fund our operations.  Our capital needs will depend on numerous factors, including market conditions and our profitability.  We cannot be certain that we will be able to obtain additional financing on favorable terms, if at all.  If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund expansion, successfully promote our brand name, develop or enhance our services, take advantage of business opportunities, or respond to competitive pressures or unanticipated requirements, any of which could seriously harm our business and reduce the value of your investment.

If we are able to raise additional funds if and when needed by issuing additional equity securities, you may experience significant dilution of your ownership interest and holders of these new securities may have rights senior to yours as a holder of our common stock.  If we obtain additional financing by issuing debt securities, the terms of those securities could restrict or prevent us from declaring dividends and could limit our flexibility in making business decisions.  In this case, the value of your investment could be reduced.

There is no assurance that we will be able to obtain additional funding if it is needed, or that such funding, if available, will be obtainable on terms and conditions favorable to or affordable by us.  If we cannot obtain needed funds, we may be forced to curtail our activities.

Some of our competitors have significantly greater financial and marketing resources than do we and, therefore, vendors may not negotiate a similar or lower price to our Company than to other competitors with significantly greater assets and a larger budget for advertising.

Barrier to entry in the industry is extremely low, and there are many competitors.  We intend to establish the Company as a supplier of wellness vacation experiences.

Some of our competitors have significantly greater financial and marketing resources than do we and, therefore, vendors may not negotiate similar or lower prices for our Company as they do for other competitors. There are no assurances that our efforts to compete in the marketplace will be successful. Also, most competitors are non-public companies, and because we are a small company with the added expense of being a reporting company, we are at a serious disadvantage, as margins are low.

If only 25% of the offering is sold, we will only have enough funds to allocate $5,000 to general and administrative, website, advertising and marketing, which would seriously hinder the development of our business and the ability to generate sufficient revenues to cover cash flow from operations.

If only 25% of the offering is sold, we would still incur expected professional (legal and accounting) fees of $20,000, which will have to be paid to maintain reporting status during the next 12 months.  We will also pay minimal office and miscellaneous expenses, and then any leftover funds will be applied to the design and development of our website.  This would seriously hinder the development of our business and our ability to generate sufficient revenues to cover cash flow from operations.  We would not be able to develop the business and/or generate sufficient revenues to cover cash flow from operations in the first year without additional financing.

Because Mr. Redfern and Mr. Powell (our officers and directors) have other, outside business activities and will have limited time to spend on our business, our operations may be sporadic, which may result in periodic interruptions or suspensions of operations.

Because our officers and directors have other, outside business activities and will only be devoting up to 50% of their time, or 20 hours per week each to our operations, our operations may be sporadic and occur at times which are convenient to Messrs. Redfern and Powell. In the event they are unable to fulfill any aspect of their duties to the Company, we may experience a shortfall or complete lack of sales, resulting in little or no profits and eventual closure of the business.

Blaine Redfern, our president, CEO, CFO, treasurer and a director, is expected to devote up to 50% of his time to our operations. Morgan Powell, our secretary and a director, devotes up to 50% of his time to our operations. The limited amount of time our management devotes to our business activities in the future may be inadequate to implement our plan of operations and develop a profitable business, in which event investors in shares of our common stock may lose their investments.

We will compete with these entities for our management's time in the future.  Accordingly, the personal interests of our officers and directors may come into conflict with our interests and those of our minority shareholders.  You should carefully consider these potential conflicts of interests before deciding whether to invest in shares of our common stock.  We have not yet adopted a policy for resolving such conflicts of interest.

Our controlling stockholders have significant influence over the Company.

As of August 15, 2016 , the Company's two officers and directors owned 100% of the outstanding common stock, which becomes 50% if all of the shares offered, are sold.  As a result, they possess significant influence over our affairs.  Their stock ownership and control of the Board of Directors may have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which, in turn, could materially and adversely affect the market price of our common stock.  Minority shareholders of the Company will be unable to affect the outcome of stockholder voting as long as they retain a controlling interest.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could prevent us from producing reliable financial reports or identifying fraud.  In addition, stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud, and a lack of effective controls could preclude us from accomplishing these critical functions.  We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of an issuer's internal controls over financial reporting.  Blaine Redfern, our President, Chief Financial Officer, and Treasurer, is our only officer assigned to accounting issues at present, which may be deemed to be inadequate.  Although we intend to augment our internal controls procedures and expand our accounting staff, there is no guarantee that this effort will be adequate.

During the course of our testing, we may identify deficiencies which we may not be able to remediate.  In addition, if we fail to maintain the adequacy of our internal accounting controls, as applicable standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404.  Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and, also, cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our stock price.

As a "smaller reporting company" certain reduced disclosure and other requirements will be available to us after we are no longer an emerging growth company.

We are a "smaller reporting company" pursuant to the Securities Exchange Act of 1934. Some of the reduced disclosure and other requirements available to us as a result of the JOBS Act may continue to be available to us after we are no longer an emerging growth company pursuant to the JOBS Act but remain a "smaller reporting company" pursuant to the Securities Exchange Act of 1934. As a "smaller reporting company" we are not required to:

●	have an auditor report regarding our internal controls of financial reporting pursuant to Section 4(b) of the Sarbanes-Oxley Act
●	present more than two years audited financial statement in our registration statement and annual reports on Form 10-K and present selected financial data in such registration statements and annual reports
●	Make risk factor disclosure in our annual reports of Form 10-K
●	Make certain otherwise required disclosures in our annual reports on Form 10-K and quarterly reports on Form 10-Q

The financial statements included with the registration statement of which this prospectus is a part have been prepared on a going concern basis. We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and repay liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern.   We plan to continue to provide for our capital needs through related party advances. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

Having only two executive officers and directors limits our ability to establish effective independent corporate governance procedures.

We have only two executive officers, who are also our only directors.  Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. Unless and until we have a larger board of directors that would include one or more independent members, and members with specific financial and audit experience, there will be limited oversight of Blaine Redfern and Morgan Powell's decisions and activities, and little ability for our shareholders to challenge or reverse those activities and decisions, even if they are not in your best interests.

The prolonged downturn in the global economy could materially and adversely affect our business and results of operations.

The current global market and economic conditions are unprecedented and challenging, with recessions occurring in most major economies. Continued concerns about the systemic impact of potential long-term and wide-spread recession, energy costs, geopolitical issues, and the availability and cost of credit have contributed to increased market volatility and diminished expectations for economic growth around the world. The difficult economic outlook has negatively affected businesses and consumer confidence and contributed to volatility of unprecedented levels. We cannot provide any assurance that our operations will not be materially and adversely affected by these conditions. If our operations are so affected, we may not be profitable and you could lose your investment in our shares.

We may not maintain sufficient insurance coverage for the risks associated with our business operations.

Risks associated with our business and operations include, but are not limited to, claims for wrongful acts committed by our officers, directors, and other representatives, the loss of intellectual property rights, the loss of key personnel and risks posed by natural disasters. Any of these risks may result in significant losses. We do not carry business interruption insurance. In addition, we cannot provide any assurance that our insurance coverage is sufficient to cover any losses that we may sustain, or that we will be able to successfully claim our losses under our insurance policies on a timely basis or at all. If we incur any loss not covered by our insurance policies, or the compensated amount is significantly less than our actual loss or is not timely paid, our business, financial condition and results of operations could be materially and adversely affected.

We do not have "key man" life insurance policies for any of our key personnel. If we were to obtain "key man" insurance for our key personnel, of which there can be no assurance, the amounts of such policies may not be sufficient to pay losses experienced by us as a result of the loss of any of those personnel.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.
Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.
Risks Associated With Our Common Stock And This Offering

If we do not file a registration statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934, we will continue as a reporting company and not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this Offering, as required under Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), we will file periodic reports with the SEC through December 31, 2016, including a Form 10-K for the year ended December 31, 2016, assuming the registration statement of which this Prospectus is a part is declared effective before that date. At or prior to December 31, 2016, we intend to voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the Exchange Act. This will require us to file quarterly and annual reports with the SEC and will, also, subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) of the Exchange Act or otherwise to become a mandatory Exchange Act filer unless we have more than 2,000 shareholders (of which 500 may be unaccredited) and total assets of more than $10 million on December 31, 2016. If we do not file a registration statement on Form 8-A at or prior to December 31, 2016, we will continue as a reporting company and will not be subject to the proxy statement requirements of the Exchange Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

Because there is no public trading market for our common stock, you may not be able to resell your stock and, as a result, your investment is illiquid.

There is, currently, no public trading market for our common stock.  Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares.  If you want to resell your shares, you will have to locate a buyer and negotiate your own sale.  As a result, your investment is illiquid.

An active trading market may not develop in the future.

An active trading market may not develop or, if developed, may not be sustained.  The lack of an active market may impair your ability to sell your shares of our common stock at the time you wish to sell them or at a price that you consider reasonable.  The lack of an active market may, also, reduce the market value and increase the volatility of your shares of our common stock.  An inactive market may also impair our ability to raise capital by selling shares of our common stock and our ability to acquire other companies or assets by using shares of our common stock as consideration.

FINRA sales practice requirements may limit a stockholder's ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low-priced securities (commonly referred to as a penny stock) to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers.  FINRA requirements will make it more difficult for broker-dealers to recommend that their customers buy our common stock when traded, which may have the effect of reducing the level of trading activity and liquidity of our common stock in the future.  Further, many brokers charge higher fees for these speculative low-priced securities transactions.  As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Because we are a “shell company,” the holders of our restricted securities will not be able to sell their securities in reliance on Rule 144 and we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, until we cease being a “shell company.”

We are a “shell company” as that term is defined by the applicable federal securities laws.  Spherically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a “shell company.”  Applicable provisions of Rule 144 specify the during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities cannot sell those securities in reliance on Rule 144.  This restriction may have potential adverse effects on future efforts to form additional capital through unregistered offerings.  Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan.  As a result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule).  For us to cease being a “shell company” we must have more than nominal operations and more than nominal assets or assets which do not consist solely of cash or cash equivalents.  Shares purchased in this offering which will be immediately resalable, and sales of our other shares if and when applicable restrictions against resale expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Our charter contains some anti-takeover provisions that may inhibit a takeover that might benefit you.

The provisions in our Articles of Incorporation relating to delegation to the Board of Directors of rights to determine the terms of preferred stock may have the effect not only of discouraging attempts by others to buy us, but also of making it more difficult or impossible for stockholders to make management changes.  The ability of our board of directors to determine the terms of preferred stock, while providing flexibility in connection with possible business purchases and other corporate purposes, could make it more difficult for a third party to secure a majority of our outstanding shares of common stock.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company.  However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	The issue of the securities that was formerly a shell company has ceased to be a shell company;
•	The issuer of the securities is subject to the reporting requirement of Section 13 or 15(d) of the Exchange Act;
•	The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K; and
•	At least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Our common stock is considered "penny stock" and may be difficult to sell.

The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market or exercise price of less than $5.00 per share, subject to specific exemptions.  The market price of our common stock may be below $5.00 per share and, therefore, may be designated as a "penny stock" according to SEC rules.  This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities.  These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of our stockholders to sell their shares.  In addition, since we will attempt to have our shares of common stock quoted on the OTCQB following this Offering, our stockholders may find it difficult to obtain accurate quotations of our common stock and may find few buyers to purchase the stock or a lack of market makers to support the stock price.

Market for penny stock has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,
•	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock, if one develops, may be characterized by significant price volatility, and we expect that our share price may be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert our management's attention and resources.

Certain provisions of Nevada law provide for indemnification of our officers and directors at our expense and limit their liability, which may result in a major cost to us and damage the interests of our shareholders, because our resources may be expended for the benefit of our officers and/or directors.

Applicable Nevada law provides for the indemnification of our directors, officers, employees, and agents, under certain circumstances, for attorney's fees and other expenses incurred by them in any litigation to which they become a party resulting from their association with us or activities on our behalf.  We will also pay the expenses of such litigation for any of our directors, officers, employees, or agents upon such person's promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification.  The indemnification policy could result in substantial expenditures by us, which we will be unable to recover.

We have been advised that, in the opinion of the SEC, indemnification for liabilities occurring pursuant to federal securities laws is against public policy as expressed in the Securities Act of 1933 and, therefore, unenforceable.  In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, lawsuit, or proceeding, is asserted by a director, officer, or controlling person in connection with our securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the issue of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.  The legal process relating to the matter, if it were to occur, probably will be very costly and may result in us receiving negative publicity, either of which factors would probably materially reduce the market and price for our common stock, if such a market ever develops.

We do not anticipate paying dividends in the foreseeable future; you should not buy our stock if you expect dividends.

We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We could issue "blank check" preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights, and provisions in our charter documents and under Nevada corporate law could discourage a takeover that stockholders may consider favorable.

Our Articles of Incorporation authorizes the issuance of up to 25,000,000 shares of "blank check" preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors.  Our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control.  For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company.

We are selling the shares offered in this Prospectus without an underwriter, and may not be able to sell all of the shares.

The shares of common stock are being offered on our behalf by our officers and directors on a self-underwritten efforts basis.  No broker-dealer has been retained as an underwriter, and no broker-dealer is under any obligation to purchase any shares.  There are no firm commitments to purchase any of the shares in this Offering.  Consequently, there is no guarantee that we, through our officers and directors, are capable of selling all of the shares offered in this Prospectus.

Since there is no minimum for this Offering; if only a few persons purchase shares, they will lose their money immediately without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its Offering; if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of the early share purchasers would be lost immediately.

If the registration statement of which this Prospectus is a part is declared effective, we will be subject to reporting requirements and we currently do not have sufficient capital to maintain this reporting status with the SEC.

If the registration statement of which this Prospectus is a part is declared effective, we will have a reporting obligation to the SEC. As of the date of this Prospectus, the funds currently available to us will not be sufficient to meet our reporting obligations. If we fail to meet our reporting obligations, we will lose our reporting status with the SEC. Our management believes that if we cannot maintain our reporting status with the SEC, we will have to cease all efforts directed towards developing our business. In that event, any investment in the Company could be lost in its entirety.

You may not revoke your subscription agreement once it is accepted by the Company, or receive a refund of any funds advanced in connection with your accepted subscription agreement, and, as a result, you may lose all or part of your investment in our common stock.

Once your subscription agreement is accepted by the Company, you may not revoke that subscription agreement or request a refund of any monies paid in connection with that subscription agreement, even if you subsequently learn information about the Company that you consider to be materially unfavorable. The Company reserves the right to begin using the proceeds from this Offering as soon as the funds have been received, and will retain broad discretion in the allocation of the net proceeds of this Offering. The precise amounts and timing of the Company's use of the proceeds will depend upon market conditions and the availability of other funds, among other factors. There can be no assurance that the Company will receive sufficient funds to execute the Company's business strategy and accomplish the Company's objectives. Accordingly, the Company's business may fail, and we will have to cease our operations. Additionally, you may be unable to sell your shares of our common stock at a price equal to or greater than the subscription price you paid for such shares, and you may lose all or part of your investment in our common stock.

 Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.
The offering has no escrow, and investor funds may be used on receipt.   We intend to use the money raised in this offering as detailed in “Use of Proceeds” section of this prospectus.  However, our management has the discretion to use the money as it sees fit, and may diverge from using the proceeds of this offering as explained herein. The use of proceeds may not be used to increase the value of your investment.
As a new investor, you will experience substantial dilution as a result of future equity issuances.
In the event we are required to raise additional capital, we may do so by selling additional shares of common stock, thereby diluting the shares and ownership interests of existing shareholders.

Our shares may not become eligible to be traded electronically, which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock quoted on the OTCQB or other OTC markets tier, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not "DTC-eligible," then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today, means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions – such as all companies on the OTCQB. What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCQB, it is a necessity to process trades on the OTCQB if a company's stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

State securities (Blue Sky) laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this Prospectus.

There is no public market for our shares, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in the shares sold in this Offering will not be possible in any state in the U.S. unless and until our shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state.  There can be no assurance that we will be successful in registering or qualifying the shares for secondary trading, or identifying an available exemption for secondary trading in our securities in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the shares in any particular state, the shares could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our shares, the market for our shares could be adversely affected.

If we have less than 300 record shareholders at the beginning of any fiscal year, other than the fiscal year within which the registration statement of which this Prospectus is a part, becomes effective, our reporting obligations under Section 15(d) of the Exchange Act will be suspended.

There is a significant risk that we will have less than 300 record shareholders at our next fiscal year end and at the conclusion of this Offering. If we have less than 300 record shareholders, our reporting obligations under Section 15(d) of the Exchange Act will be suspended, and we would no longer be obligated to provide periodic reports following the Form 10-K for the fiscal year end immediately following this offering. Furthermore, if, at the beginning of any fiscal year, we have fewer than 300 record shareholders for the class of securities being registered under that registration statement, our reporting obligations under Section 15(d) of the Exchange Act will be automatically suspended for that fiscal year. If we were to cease reporting, you will not have access to updated information regarding the Company's business, financial condition and results of operation.

We are an "emerging growth company" under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012 ("JOBS Act"), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies," including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of May 30 of any year.

USE OF PROCEEDS

The following table details the Company's intended use of proceeds from this Offering for the first twelve (12) months after successful completion of the Offering.  None of the expenditures itemized are listed in any particular order of priority or importance.  Since the Company does not intend to pay any Offering expenses from the proceeds from this Offering, and assuming that $100,000 (100%), $75,000 (75%), $50,000 (50%), or $25,000 (25%) of the Offering is sold, the gross aggregate proceeds will be allocated as follows:

Expenditure Item*	100%	75%	50%	25%
Professional Fees	$ 20,000	$ 20,000	$ 20,000	$ 20,000
DTC-Eligibility Fees	10,000	10,000	10,000	-
Website Design and Development	10,000	10,000	5,000	1,500
Advertising and Marketing	20,000	20,000	10,000	2,500
Office and Miscellaneous Expenses	3,000	2,000	1,000	1,000
Working Capital	37,000	13,000	4,000	-
Total	$ 100,000	$ 75,000	$ 50,000	$ 25,000

There is no minimum amount we are required to raise in this Offering, and any funds received will be immediately available to us.

*The above expenditures are defined as follows:

Professional Fees: Pertains to legal services and accounting fees that will be incurred by the Company for maintaining fully reporting status with the SEC.

DTC-Eligibility Fees: Pertains to the cost to apply for our shares to be eligible for trading with the Depository Trust Corporation ("DTC").  Please refer to the heading "our shares may not become eligible to be traded electronically which would result in brokerage firms being unwilling to trade them", under risks for our common stock for an explanation of the importance of DTC-eligibility.

Website Design and Development: Pertains to the payments that will be made to design and develop our website.  This will be to develop our main branded www.medspavacations.com website.

Advertising and Marketing: Pertains to the cost of advertising and marketing our products in our selected target markets.

Office and Miscellaneous Expenses: These are the costs of operating our office, including telephone services, mail, stationery, accounting, office supplies, bank service fees and charges, and other miscellaneous expenses associated with running our office.

Working Capital: Pertains to the funds allocated to general working capital.  Funds will be used to cover short falls in other areas, if applicable, during the next 12 months.

There is no assurance that we will be able to raise the entire $100,000 with this Offering.  Therefore, the following details how we will use the proceeds if we raise only 75%, 50%, or 25% of this Offering:

If only 75% ($75,000) of this Offering is sold, we estimate that this would still provide sufficient capital to develop and build out our website, properly market our vacation products, and cover our office expenses.  We would also have a smaller amount working capital to utilize, but still enough to capitalize on differing marketing opportunities when then they come up, or cover deficiencies in other areas.

If only 50% ($50,000) of this Offering is sold, we will have to reduce our short-term goals. We will still be able to develop a website, but it will not be as effective as what we would be able to create at the higher funding levels. We will also still be able to market our vacations through our website platform, but again it will not on the same scale. Our offices expenses will have to be curtailed, as well as our ability to utilize working capital.

If 25% ($25,000) of this Offering is sold, we would still incur expected professional (legal and accounting) fees of $20,000, which will have to be paid to maintain reporting status during the next 12 months.  This would substantially hinder the development of our business and our ability to generate sufficient revenues.  Our website and marketing would be rudimentary, our office expenses cut to a minimum, and there will be insignificant working capital. In short, we would not be able to develop our business and/or generate sufficient revenues in the first year without additional financing.  Further, we would not be able to pay for making our securities DTC-Eligible, and, thus, it is unlikely an investor in this Offering would be able to trade his or her shares in a public market, should a public market even be achieved.

If we do not raise sufficient funds to pay professional fees, estimated to be $20,000 for the first 12 months, we would not be able to remain reporting with the SEC, and, therefore, we would not be able to obtain a OTCQB quotation.

We feel that we need to raise a minimum of $75,000 in Offering proceeds in order to implement our business plan and support our operations for the next 12 months.

DETERMINATION OF OFFERING PRICE

Prior to this offering, there was no public market for our common stock. The initial public offering price was arbitrarily determined by the Company’s Chief Executive Officer. The principal factors to be considered in determining the initial public offering price include:

•	the information set forth in this prospectus and otherwise available to the representatives;
•	our history and prospects and the history and prospects for the industry in which we compete;
•	our past and present financial performance;
•	our prospects for future earnings and the present state of our development;
•	the general condition of the securities market at the time of this offering;
•	other factors deemed relevant by our Chief Executive Officer.
DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered.  Dilution of the value of the shares you purchase is, also, a result of the lower book value of shares of our common stock held by our existing stockholders.

As of June 30, 2016 , the net tangible book value of our shares of common stock was approximately $8,043 or approximately $0.0008 per share based upon 10,000,000 shares outstanding.

The following table specifies the dilution which will occur as a result of the completion of the specified percentages of this Offering.

	100%	75%	50%	25%
	(10,000,000 Shares Sold)	(7,500,000 Shares Sold)	(5,000,000 Shares Sold)	(2,500,00 Shares Sold)
Net Tangible Book Value Per Share Prior to Stock Sale	$0.0008	$0.0008	$0.0008	$0.0008
Net Tangible Book Value Per Share After Stock Sale	$0.0054	$0.0047	$0.0039	$0.0026
Increase in net book value per share due to stock sale	$0.0046	$0.0039	$0.0031	$0.0018
Dilution (subscription price of $0.01 less NBV per share) to purchasing shareholders	$0.0046	$0.0053	$0.0061	$0.0074

SELLING SECURITY HOLDERS

We do not have any selling security holders.

PLAN OF DISTRIBUTION

Shares Offered by the Company will be Sold by Our Officers and Directors

This is a self-underwritten ("best-efforts") Offering.  This Prospectus permits our officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Blaine Redfern and Morgan Powell, our officers and directors, will sell the shares and intend to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934 (the "Exchange Act").
We have 10,000,000 shares of common stock issued and outstanding as of the date of this prospectus.  We are registering an additional 10,000,000 shares of our common stock for sale at the price of $0.01 per share.  Our officers and directors will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.
In that regard:

a.	Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of their participation; and,

b.	Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our officers and directors are not, nor will be at the time of their participation in this Offering, an associated person of a broker-dealer; and

d.
Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of this Offering, substantial duties for or on behalf of the Company, other than in connection with transactions in securities; and (B) are not brokers or dealers, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of that Rule 3(a)(4)-(1).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this Offering.

Terms of the Offering

The shares offered by the Company will be sold at the fixed price of $0.01 per share until the completion of this Offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering commenced on the date the registration statement of which this Prospectus is a part was declared effective (which also serves as the date of this Prospectus) and continues for a period of 270 days, unless we extend the Offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date").

This Offering has no minimum and, as such, we will be able to spend any of the proceeds received by us.

Offering Proceeds

We will sell all of the 10,000,000 shares of common stock as a self-underwritten Offering.  There is no minimum amount we are required to raise in this Offering, and any funds received will be immediately available to us.

Procedures and Requirements for Subscription

If you decide to subscribe for any shares in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  Subscriptions, once received by the Company, are irrevocable.  All checks for subscriptions should be made payable to "Med Spa Vacations Inc.".

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for shares will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share and 25,000,000 shares of preferred stock, par value $0.001. As of June 30, 2016 , there were 10,000,000 shares of common stock issued and outstanding and no shares of preferred stock.

The following summary of the material provisions of our common stock, preferred stock, Articles of Incorporation and bylaws is qualified by reference to the provisions of our Articles of Incorporation and bylaws included as exhibits to the registration statement of which this Prospectus is a part.

Common Stock

Holders of our common stock are entitled to one vote per share.  Our Articles of Incorporation do not provide for cumulative voting.  Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds.  However, the current policy of our board of directors is to retain earnings, if any, for the operation and expansion of the Company.  Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock.  The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Preferred Stock

Our Articles of Incorporation authorize the issuance of up to 25,000,000 shares of preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors (commonly known as "blank check" preferred stock).  The board of directors may, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of our common stockholder and may assist management in impeding an unfriendly takeover or attempted changes in control.
Cash Dividends
We have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors, and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.  Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors.
Anti-Takeover Law, Limitations of Liability and Indemnification

Nevada Anti-Takeover Law.  Our Articles of Incorporation and bylaws exclude us from the restrictions imposed by Nevada Revised Statutes ("NRS"), 78.378 to 78.3793, inclusive.  Pursuant to Section 78.434 of the NRS, upon incorporation we elected not to be governed by Sections 78.411 to 78.444, inclusive, and Sections 78.378 to 78.3793, inclusive, of the NRS. These sections prevent many Nevada corporations from engaging in a business combination with any interested stockholder, under specified circumstances.  For these purposes, a business combination includes a merger or sale of more than 10% of our assets, and an interested stockholder includes a stockholder who owns 15% or more of our outstanding voting stock, as well as affiliates and associates of these persons.  Under these provisions, this type of business combination is prohibited for three years following the date that the stockholder became an interested stockholder unless:

•	the transaction in which the stockholder became an interested stockholder is approved by the board of directors prior to the date the interested stockholder attained that status,
•	upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction was commenced, excluding those shares owned by persons who are directors and also officers, or
•	on or subsequent to that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Because we elected upon incorporation to be exempt from the provisions of these provisions, there are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in control.

Limited Liability and Indemnification.  Our Articles of Incorporation eliminate the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Nevada law.  This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission.  Our Articles of Incorporation require us to indemnify our directors and officers to the fullest extent permitted by Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law.

Under Nevada law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

•	conducted himself or herself in good faith;
•	reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and
•	in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorney fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding.  If the person is found liable to the Company, no indemnification shall be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities.  Insofar as indemnification for liabilities under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited statements for the period from inception (October 5, 2015) through December 31, 2015 are included in this Prospectus.  Malone Bailey, LLP, 9801 Westheimer, Suite 1100 Houston, TX 77042, has audited our December 31, 2015, financial statements.  We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

Parsons/Burnett/Bjordahl/Hume, LLP, 10655 NE 4th St, Suite 801 Bellevue, Washington 98004 has passed upon the validity of the shares being offered.

INFORMATION WITH RESPECT TO THE REGISTRANT

Description of Business

Business Development

Med Spa Vacations Inc. ("we," "our," "us," the "Company") was incorporated in the State of Nevada on October 5, 2015, and our fiscal year end is December 31.  The Company's administrative address is 745 Silver St., La Jolla, CA, 92037. Our telephone number is 1-888-512-5554.

We have minimal revenues and limited cash on hand.  We have sustained losses since inception and have relied solely upon the sale of our securities for funding. We have never declared bankruptcy, been in receivership, or involved in any kind of legal proceeding.

Principal Products, Services and Their Markets

Med Spa Vacations plans to develop a business that specializes in marketing health and wellness vacations to both individuals and corporate groups that are looking to revitalize and develop a fuller day-to-day life. The Company is looking to establish a niche in the travel market that caters to sustained wellness and rejuvenation, recognizing the ever-increasing social trend toward finding of a more holistic balance in life.

Med Spa Vacations intends to source like-minded partners that currently operate in resort destinations that are established in these types of wellness services. The ‘Med’ in Med Spa stands for Medicinal.  ‘Medicinal’ for our purposes relates to active resort destinations defined by outstanding beauty and tranquility, that also have an established network of wellness providers such as certified massage therapists, yoga instructors, fitness coaches and nutritionists. Our overarching goal is to not only provide a vacation experience that will allow our customers to escape the stresses of everyday life, but also to provide an experience that will enable them to take away valuable life skills empowering them to lead a more balanced life for the long term.

Med Spa Vacations has done preliminary research into resort destinations such as Whistler British Columbia, Sedona Arizona, Palm Desert, CA, San Diego, CA, Vail, CO, Moab Utah, Mont Tremblant Quebec, and other destinations that define the vision and culture of our company. Sourcing resort partners across the Continent, we shall provide easy access for all major urban markets in relatively close proximity for short to long-term experiences.  Much of the marketing will be done on-line; however, rather than just providing a referral type service, Med Spa will act as a ‘Wellness Concierge’ to custom tailor packages to the individual needs of our guests. Each guest inquiry to Med Spa Vacations will initiate a thorough consultation process to identify their potential wellness goals, and determine what services and potential destinations might best fulfill their unique needs.

Med Spa Vacations is not directed towards becoming one of the many wholesale travel package companies that currently exist. Our goal is to establish our brand for personalized service and wellness expertise, developing crucial long-term relationships with our clients to be their go-to resource for lifestyle oriented escapes. We believe we can simultaneously maintain our focus on developing holistic vacation experiences for positive lifestyle change, while establishing loyal clientele that will eventually create a profitable business.

Med Spa Vacations will also market the potential for individual lifestyle change within the corporate environment, and subsequently offer motivational retreats or company meetings.  The Company will offer experiences directed towards collective motivation, goal setting, and realizing targets.  These corporately-tailored experiences may also be an employee reward for top performers, with secondary gains brought back to the workplace through personal growth.

To further our vision of creating a long-term network of repeat guests, Med Spa is will consider the implementation of a ‘Med Spa Life’ membership for yearly access and priority promotions.  For an as yet to be determined yearly fee, customers will receive enhanced Wellness Concierge services with numerous upgrades and bonus services included with the resort packages they select. Med Spa Life is drawing developmental concepts both in form and function from the timeshare/vacation ownership industry.  There are opportunities to purchase distressed timeshare weeks currently being held by non-solvent equity holders. The Company is interested in acquiring such opportunities to support our Med Spa Life wellness memberships.  If one of our members wishes to go to a specific resort in a given year, the Company would utilize its bank of timeshare weeks to fulfill accommodations requests.  Preferred rates and discounts will also be brokered with the wellness providers and their services paid for by the Company out of its pooled reserve of membership funds. The objective of this program is multifold: members can pay in advance for their wellness retreats and also obligate themselves for future programs, while the Company can also secure its future accommodation needs through the acquisition of distressed timeshare weeks. The Company will also be able to generate working capital from the initial sale of said memberships.

All aspects of our marketing will ultimately be geared to the generation of a ‘Med Spa Life’ member.  Toward the end of each guest’s stay, our personally appointed Wellness Concierge will follow up to ensure that the experience expectations were realized (for ongoing quality assurance), and to introduce the potential of enhanced Med Spa Life membership - with potential on-the-spot discounts for their current stay as a marketing incentive to purchase. Corporate customers will also be offered promotional ‘Med Spa Life’ memberships, when they participate in our wellness getaways.  Establishing an outstanding wellness experience for our guests and members will provide an opportunity to create a larger network of like-minded individuals seeking a better and more balanced life.

The Company is also open to creating strategic alliances with existing resort operators that may also share the vision of membership and wellness travel.  To date, however, no formal agreements have been entered into.

Distribution Methods

Potential customers will find Med Spa Vacations primarily through an on-line campaign that will leverage our website that is currently in early development. On-line ads and marketing platforms such as Google Adwords and Facebook will be employed in our initial campaign. It is also anticipated that as our marketing takes hold and customers start to enjoy our services that a referral network will be created.

Status of Publicly Announced New Products or Services

Med Spa Vacations has no new publicly announced products or services.

Competitive Business Conditions and Strategy; Med Spa Vacations' Position in the Industry

Med Spa Vacations would in theory compete with the broader market of travel providers. Businesses such as Booking.com, Expedia.com, and other on-line vacation purveyors would compete with Med Spa Vacations for customers.  Also, travel agents and adventure companies would also compete with us in travel marketing.  If fact, any business that aggregates travel and markets it to the general public would be in competition with Med Spa Vacations; however, we are targeting a very specialized market, and we believe that there is a growing awareness and need for wellness-style vacationing.

The Company is contemplating initial test marketing in the West Coast cities of Seattle and San Francisco (including portions of Southern California). These two urban centers have affluent demographics, and can also be viewed as being progressive when it comes to the acceptance of alternative ideas regarding health and wellness. These two cities are also relatively close to three resort destinations that we have identified as initial test locations:  Whistler BC, Palm Desert, CA, and Sedona AZ. Each of these destinations has an established network of wellness services that can be offered to our guests.  These resorts also have timeshare activity with a supply of weeks available to purchase.

Our business model in the start-up phase would be to identify partner resorts and wellness providers, and negotiate preferred room and service rates. We would then utilize the negotiated rates and add reasonable margins into our final pricing. If and when we develop volume in our business, we will attempt to negotiate progressively better service-provider discounts.

Talent Sources and Names of Principal Suppliers

The key to our success will be in the quality of our leadership and the degree to which we excel in our customer service. Blaine Redfern, as President of the Company, is a resort industry professional.  He currently works for Wyndham Resorts and Hotels, managing two properties in the Greater San Diego area. Mr. Redfern has a wide network of resort industry contacts, and will bring these to bear in support of this project.  And Morgan Powell, Secretary, is a New York based marketing professional who will bring his business acumen and organizational skills to assist in the implementation of the business plan.

For principal suppliers, the Company will rely on an as yet to be constructed network of resort destination partners.  We are targeting beautiful destinations that are in close proximity to larger urban centers. Our prospective resort destinations must also have existing wellness providers in the area that we can contract to perform our services. Our goal is to have multiple destinations, and a wide network of wellness providers so as to not be dependent on any particular place or person.

Dependence on one or a few major customers

Med Spa Vacations will not be dependent on any one service provider or group of customers.  Both our test markets and array of wellness providers will be expanded over time.

Seasonality

There will be seasonality in our business cycle.  Special discount travel packages will be offered in the off-seasons, however, business will inevitably decline during these periods. The ‘off-season,’ as described, does vary from resort to resort.  For example: in Palm Springs, CA, the off season is most definitely the hot summers, and this is also the same for Sedona, Arizona.  In our selected mountain resorts, the ‘off-seasons’ would be October and November, as well as May and June.  We will be sensitive to the off-season in each of our locations, and structure our offers accordingly. And as related, it may be possible to come up with enticing deals during these periods, as the wellness providers in each of these markets will be hungry for business.

Patents, Trademarks, Licenses, Agreements or Contracts

There are no aspects of our business plan which require a patent or trademark. We have not entered into any vendor agreements or contracts that give or could give rise to any obligations or concessions.

Governmental Controls, Approval and Licensing Requirements

We are not currently subject to direct federal, state or local regulation other than the requirement to have a business license for the areas in which we conduct business.

Research and Development Activities and Costs

There are no extra research or development costs as the principals are donating their time and energy in this start-up phase.

Plan of Operation

All statements contained in this Prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the word "believe," "anticipate," "expect" and word of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance, and that actual results may differ materially from those in the forward-looking statements. Such risks and uncertainties include, without limitation: established competitors who have substantially greater financial resources and operating histories, regulatory delays or denials, ability to compete as a start-up company in a highly competitive market, and access to sources of capital.

The following discussion and analysis should be read in conjunction with our financial statements and notes thereto included elsewhere in this Prospectus. Except for the historical information contained herein, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus. The Company's actual results could differ materially from those discussed here.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital and/or generate sufficient revenues to pay for our expenses. Accordingly, we are attempting to raise sufficient capital from sources. Our only other source for cash at this time is investments by others and loans from our officers and directors. We must raise cash or increase our revenues to stay in business. In response to these problems, management intends to raise additional funds through public or private placement offerings. At this time, however, the Company does not have plans or intentions to raise additional funds by way of the sale of additional securities, other than pursuant to this Offering.

Med Spa Vacations is an early stage company that has limited operations, no revenue, limited financial backing and limited assets. The Company plans to begin to generate revenues in the fourth quarter of 2016. Our plan is to further develop and grow our operations from this start date.

In terms of staging, as the Company goes through its regulatory SEC approvals, we will finalize our core brand and logo, as well as finish the development of a commercial website. The website will be able to take customer inquiries and channel them into a viable source of leads. Once completed, the website MedSpaVacations.com will be optimized in the Seattle and San Francisco markets, and keywords that revolve around 'Wellness Vacations', 'Spa Retreats,’ 'Preventative Health and Travel,' and ‘Resort Spa Travel,’ will be targeted. A pay per click (PPC) campaign will also be undertaken using both Google and Bing that will also target the same related keywords.

In this early stage, the Company has not generated any revenues. It is expected that the first iteration of the Company's website will be finished during the fourth quarter of 2016 , and our inaugural Google Adwords and Facebook marketing will commence shortly thereafter. The Company will also undertake a grassroots marketing efforts where our wellness travel packages will be available in select health food stores, and we will also target super market chains. We would provide a commission to any partner that generates a referral that leads to a vacation sale.

The Company will also source and finalize our resort partnerships.  As mentioned, the company is targeting three unique destinations in Whistler BC, Palm Desert, CA, and Sedona, Arizona. Each of these locations is a sought-after resort destination that also has an established culture of wellness.  Preferred room rates and service discounts will be negotiated.  Once we get into the later stages of development, we will target to add timeshare weeks to our portfolio, membership capital to our cash reserves, and volume to our resort and wellness providers.

The Company will also retain a marketing firm in this first phase of development to conduct a focus group to help us better assess the viability of our ‘Med Spa Life’ memberships.

In the second phase of development, from October 1, 2016 , to February 28, 2017, we expect our guests to complete our first vacation packages.  Our Wellness Concierge staff will have also been sourced and trained on our offerings by October 1, 2016 .

It is estimated that the cost of constructing our website and staging our marketing efforts will be $30,000. The commercial grade website will be upwards of $10,000, and include shopping cart capabilities that will allow customers to pay for their trip on-line. Also, an on-line chat function will be installed that enables potential customers to connect with a Wellness Concierge in real time.  The remainder of the start-up costs in this first phase will go the professional staging of our Pay per Click and on-line banner campaigns. We are budgeting $20,000 to be spent in our test markets of Washington State and Southern California (including San Francisco).

It is projected that by January of 2017 , the Company will be able to assess the results of its initial travel season, and construct a more targeted advertising budget. Initial travel guests will also be solicited to purchase our ‘Med Spa Life’ memberships. A membership such as this is a new concept and, and the concept will have to be tested and refined.

Employees

We have no employees.  Initially, our officers and directors furnish their time to the development of the Company at no cost.  We do not foresee hiring any employees in the near future.  We will engage independent contractors to help design and develop our website and marketing efforts.

Reports to Security Holders

Once this Offering is declared effective, we will voluntarily make available an annual report including audited financials on Form 10-K to security holders.  We will file the necessary reports with the SEC pursuant to the Exchange Act, including, but not limited to, current reports on Form 8-K, annual reports on Form 10-K, and quarterly reports on Form 10-Q.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports and other electronic information regarding the Company and filed with the SEC at http://www.sec.gov.

Description of Property

Our principal business and corporate address is 745 Silver St., La Jolla, CA, 92037; our telephone number is 1-888-512-5554.  Our facilities are provided by our management on a rent free basis.  We have no intention of finding, in the near future, other facilities during our development stage.

We do not, currently, have any investments or interests in any real estate, nor do we have investments or an interest in any real estate mortgages or securities of persons engaged in real estate activities.

Legal Proceedings

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

Market Price of and Dividends of the Registrant's Common Equity and Related Stockholder Matters

No public market currently exists for shares of our common stock.  Following completion of this Offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the OTCQB.

All of the 10,000,000 shares of common stock outstanding as of August 15 , 2016, were owned by our president Blaine Redfern and secretary Morgan Powell, and may only be resold in compliance with Rule 144 of the Securities Act of 1933.

Holders of Our Common Stock

As of the date of this Prospectus, we have two (2) stockholders.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

The Company does not anticipate paying dividends on its common stock at any time in the foreseeable future.  The Company's board of directors, currently, plans to retain earnings for the development and expansion of the Company's business.  Any future determination as to the payment of dividends will be at the discretion of the board of directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

Rule 144

In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of our common stock for at least six months, including the holding period of prior owners other than affiliates, is entitled to sell his or her shares without any volume limitations; an affiliate, however, can sell such number of shares within any three-month period as does not exceed the greater of:

•	1% of the number of shares of our common stock then outstanding, which equaled 10,000,000 shares as of August 15 , 2016, or
•	the average weekly trading volume of our common stock on the OTCQB during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us.  In order to effect a Rule 144 sale of our common stock, our transfer agent will require an opinion from legal counsel.  An investor may be charged a feeto obtain the necessary legal opinions for resale under Rule 144.

As of the date of this Prospectus, no shares of our common stock are available for sale under Rule 144.

Transfer Agent

As at this date we have not engaged a stock transfer agent for our securities.

Financial Statements and Selected Financial Data

The following financial information summarizes the more complete historical financial information included in this Prospectus.

	Three months ended June 30, 2016	Six months ended June 30, 2016	From Inception (October 5, 2015) to December 31, 2015

Total expenses	$7,866	$13,287	$1,995
Operating revenue	$-	$-	$-
Loss from operations	$7,866	$13,287	$1,995
Net loss per common share: Basic and Diluted	$(0.00)	$(0.00)	$(0.00)
Weighted average number of common shares outstanding: Basic and diluted	10,000,000	10,000,000	5,862,069
Cash dividends declared per common share	$-	$-	$-
Cash and cash equivalents	$7,989	$7,989	$18,005
Restricted cash	$54	$54	$-
Stockholders' equity	$4,718	$4,718	$18,005

	Six months ended June 30, 2016	From Inception (October 5, 2015) to December 31, 2015
Cash used in operating activities	$(10,016)	$(1,995)
Cash used in Investing activities	$-	$-
Cash provided by financing activities	$-	$20,000
Net Increase (Decrease) In Cash During Period	$(10,016)	$18,005

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following description of our financial condition and results of operations in conjunction with the financial statements and accompanying notes included in this Prospectus beginning on page F-1.

Going Concern

We have a history of operating losses, as we have focused our efforts on raising capital and building our services. The report of our independent auditors issued on our financial statements as of and for the period ended December 31, 2015, expresses substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our obtaining additional adequate capital to fund additional operating losses until we become profitable. If we are unable to obtain adequate capital, we could be forced to cease operations.

Results of Operations

We have incurred $1,995 in expenses from inception (October 5, 2015) through December 31, 2015 and $13,287 for the six month period ended June 30, 2016 .  Expenses consisted primarily of general administration expenses and professional fees related to our formation and for completing the registration statement of which this Prospectus is a part.

The following table provides selected financial data about the Company for the periods ended December 31, 2015 and for the six month period ended June 30, 2016.

Balance Sheet Data:	As at June 30, 2016	As at December 31, 2015

Cash	$7,989	$18,005
Total Assets	$8,043	$18,005
Total Liabilities	$3,325	$-
Stockholders' Equity	$4,718	$18,005

Liquidity and Capital Resources

From October 5, 2015 (inception) through  June 30, 2016 , we have relied exclusively on funds raised from sales of shares of our common stock to our two founders.

At present, we only have enough cash on hand to pay the completion of this Offering.

We plan to use the proceeds of this Offering to expand our business, primarily for our marketing efforts and for general working capital purposes.  We may need to raise additional capital to carry out our business plan.  There can be no assurance that we will be able to raise additional capital or if we are able to raise additional capital that the terms will be acceptable to us.

We had cash on hand of $7,989 at June 30, 2016 .  Our primary needs for cash are to expand our business. For the next 12 months, we require a minimum of $20,000 for professional fees related to being a reporting company. If we raise $75,000 from this Offering, we feel this is the minimum we will need to develop our business, of which we expect to apply the working capital allocated of $20,000 towards the costs of our reporting needs first and then to our marketing efforts.

During the period of inception (October 5, 2015) through December 31, we had a net increase in cash of $18,005.  During the six months ended June 30, 2016, we had a net decrease in cash of $10,016.

Our sources and uses of funds were as follows:

Cash Flows from Operating Activities

We used net cash of $1,995 in our operating activities during the period ended December 31, 2015, consisting of a loss of $1,995.

We used net cash of $10,016 in our operating activities during the six month period ended June 30, 2016, consisting of a net loss of $13,287 reduced by an increase in accounts payable of $3,325, and increased by restricted cash receivable of $54.

Cash Flows from Financing Activities

Net cash provided by financing activities of $20,000 during the period of inception to December 31, 2015, consisted of cash proceeds from issuance of common stock to our founders.

We did not receive cash from financing activities during the six month period ended June 30, 2016.

Working Capital

	As at	As at
	June 30, 2016	December 31, 2015
Current Assets	$8,043	$18,005
Current Liabilities	$3,325	$-
Working Capital	$4,718	$18,005

As of December 31, 2015, we had a net working capital of $18,005, which consisted solely of cash compared to working capital of $4,718 as at June 30, 2016.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business for the foreseeable future. Since inception, we have generated no revenue and accumulated operating losses.  In addition, we do not have sufficient working capital to meet current operating needs for the next 12 months.  All of these factors raise substantial doubt about our ability to continue as a going concern.

Cash Requirements

We will require additional cash as we expand our business.  Our plans to compete in the wellness vacation business will require us to accelerate our pay per click (PPC) marketing program .  Initially, to carry out these plans we will need to raise additional capital.  There can be no assurance that we will be able to raise additional capital or, if we are able to raise additional capital, the terms we be acceptable to us.

These conditions indicate a material uncertainty that casts significant doubt about our ability to continue as a going concern.   We require additional debt or equity financing to have the necessary funding to continue operations and meet our obligations.  We have continued to adopt the going concern basis of accounting in preparing our financial statements.

We estimate that we will require approximately $20,000 , or approximately $1,667 per month, to continue as a going concern over the next 12 months.  The financial statements included in this Prospectus do not include any adjustments that might result from the uncertainty about our ability to continue in business. If we continue to sustain losses and lack sufficient capital, we may have to curtail operations and you could lose your investment.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Those estimates and judgments will, also, affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Directors and Executive Officers

Each of our directors is elected by our stockholders to a term of one year and serves until his or her successor is elected and qualified.  Each of our officers is appointed by our board of directors (the "Board") to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  The Board has no nominating, audit or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address	Age	Position(s)
Blaine Redfern 745 Silver St. La Jolla, CA, 92307	34	President, Chief Executive Officer (CEO), Chief Financial Officer (CFO), Treasurer, and Director

Morgan Powell 745 Silver St. La Jolla, CA, 92307	47	Secretary and Director

Blaine Redfern has held the positions of director, President, CEO, CFO, and Treasurer since October 5, 2015.  Morgan Powell has held the position of director and Secretary since October 5, 2015.  The persons named above are expected to hold their offices/positions until the next annual meeting of our stockholders.  The officers and directors set forth herein are our only officers, directors, promoters and control persons, as that term is defined in the rules and regulations promulgated under the Securities Exchange Act of 1934.

Background Information about Our Officers and Directors

Blaine Redfern

Blaine Redfern, age 35, has 12 years of experience in the travel and leisure industry. Since 2011, Blaine has been employed by the Wyndham Corporation as the Resort Manager of two hotels in San Diego, California. Mr. Redfern is a graduate of Queen’s University in Kingston, Ontario, and majored in Applied Economics. Mr. Redfern began his career in the travel and leisure industry in 2003. And in addition to his duties and a Resort Manager, since 2005, Mr. Redfern has served on a number of boards that represent timeshare owners and their interests. Mr. Redfern’s prime duty for the Company will be to leverage his existing industry connections to assist in the implementation of the business plan.

Morgan Powell

Morgan Powell is a MBA graduate from NYC University in 1996.  He started working for a publically traded dental imaging company in 1999, helping to restructure and streamline internal operations.  His main task was to help bring the company out of distress.  In his current role, Mr. Powell is tasked with broadening the reach of the established imaging products into the veterinary market.

Peripherally, Mr. Powell is a participant in several dozen syndicated real estate investments, primarily focused on multi-family apartment buildings.

No executive officer or director of the Company has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the Company has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the Company is the subject of any pending legal proceedings.

Indebtedness of Directors and Executive Officers

None of our directors or officers or their respective associates or affiliates is indebted to us.

Family Relationships

Our directors and officers do not have any family relationship between each other.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities,

•
Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

•
Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

•	Having any administrative proceeding been threatened against such person related to such person's involvement in any type of business, securities, or banking activity.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Potential Conflicts of Interest

As we do not have an audit committee or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our sole director.  Thus, there is a potential conflict of interest, in that our officers and directors have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.  We are not aware of any other conflicts of interest with any of our executive officers or directors.

Code of Ethics; Financial Expert

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers.  We do not have a financial expert on our board of directors.

Executive Compensation

We began our business in October 2015.  No salaries have been paid by us at any time through June 30, 2016 .  We have not entered into any employment agreements with our officers.

The following table sets forth, since inception, all cash compensation paid, distributed or accrued, including salary and bonus amounts, for services rendered to us by our Chief Executive Officer and other executive officers in such period who received or are entitled to receive remuneration in excess of $100,000 during the stated period and any individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer at December 31, 2015:

Name and principal position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Blaine Redfern President, CEO, CFO, Treasurer, director	2015	0	0	0	0	0	0	0	0

Morgan Powell Secretary, director	2015	0	0	0	0	0	0	0	0

Employment Contracts

There is no employment contract with either Mr. Redfern or Mr. Powell at this time, nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future. Our board of directors will determine future compensation, and, as appropriate, employment agreements.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

No Compensation to Directors

No director has received any cash or other compensation for serving as a director, and we do not plan to pay any cash or other compensation to any person for serving as a director.  Our directors are entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with our business.  Our board of directors may award special remuneration to any director undertaking any special products on our behalf, other than products ordinarily required of a director.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Option Grants

There have been no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation table.

Aggregated Option Exercises and Fiscal Year-End Option Value

There have been no stock options exercised by the executive officer named in the Summary Compensation table.

Long-Term Incentive Plan ("LTIP") Awards

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our board of directors will establish an audit committee and a compensation committee.  The audit committee will review the results and scope of the audit and other products provided by the independent auditors and review and evaluate our system of internal controls.  The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for our officers.  No final determination has yet been made as to the memberships of these committees or when we will have sufficient members and resources to establish those committees.

Directors Term of Office

Each of our directors is appointed to hold office until the next annual meeting of our stockholders, until her or her respective successor is elected and qualified, or until he or she resigns or is removed in accordance with the applicable provisions of Nevada  law.  Our officers are appointed by our board of directors and hold office until removed by our board of directors or until their resignation.

Directors Independence

Our board of directors is, currently, composed of members who do not qualify as independent directors in accordance with the published listing requirements of the NASDAQ Global Market, as we do not participate in that market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the directors, not any of her or her family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  If our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent (10%) beneficial owners are complied with in a timely fashion.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the number of shares of our common stock beneficially owned on  August 15, 2016 , by:

•	each person who is known by us to beneficially own 5% or more of our common stock,
•	each of our directors and officers, and
•	all of our directors and officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the optionees.  Subject to any applicable community property laws, the persons or entities named in the table above have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

Title of Class	Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)

Common Stock	Blaine Redfern 745 Silver St. La Jolla, CA, 92037	5,000,000	50%

Common Stock	Morgan Powell 745 Silver St. La Jolla, CA, 92037	5,000,000	50%

Common Stock	Directors and Officers as a Group (2 individuals)	10,000,000	100%
(1)	The persons named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.
(2)	Each shareholder owns his or her shares directly.
(3)	Based on 10,000,000 shares issued and outstanding as of August 15, 2016.

Certain Relationships and Related Transactions

Security Ownership of Certain Beneficial Owners and Management

On October 6, 2015 and December 15, 2015, respectively, 5,000,000 shares of our common stock were issued to each of Blaine Redfern and Morgan Powell, officers of the Company, at the price of $0.002 per share (a total of $20,000).

Shareholder loan

From inception of the Company (October 5, 2015) until the interim financial statement date of December 31, 2015, there were no shareholder loans.

Mr. Redfern and Mr. Powell are founders and, therefore, may be considered promoters, as that term is defined in Rule 405 of Regulation C.

Transactions with Related Parties

Our Chief Executive and Financial Officer, who is also a director, purchased the following shares:

•	On October 6, 2015, the Company issued 5,000,000 shares of common stock to Blaine Redfern at $0.002 per share for $10,000 cash.
•	On December 15, 2015, the Company issued 5,000,000 shares of common stock to Morgan Powell at $0.002 per share for $10,000 cash.

From inception of the Company (October 5, 2015) through the period ended June 30, 2016, there have been no additional transactions, or any proposed transactions, in which the Company was or is to be a participant and in which any related person had or will have a direct or indirect material interest, that would be required to be disclosed herein pursuant to Items 404(a) and 404(d) of Regulation S-K.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to our Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him or her against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

FINANCIAL STATEMENTS

The following financial statements are included herewith:

•	Interim unaudited Financial Statements of the Company for the period ended June 30, 2016.
•	Audited Financial Statements of the Company for the period of inception (October 5, 2015) to December 31, 2015.

MED SPA VACATIONS INC.
INDEX TO INTERIM FINANCIAL STATEMENTS

FOR THE PERIOD ENDED JUNE 30, 2016

(UNAUDITED)

MED SPA VACATIONS INC.
Balance Sheet
(Unaudited)

	June 30,	December 31,
	2016	2015
ASSETS
Current Assets:
Cash and cash equivalents	$7,989	$18,005
Restricted cash receivable	54	-
Total Current Assets	8,043	18,005

TOTAL ASSETS	$8,043	$18,005

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$3,325	$-
Total Current Liabilities	3,325	-

Total Liabilities	3,325	-

Stockholders' Equity:
Preferred stock, $0.001 par value, 25,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized, 10,000,000 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	10,000	10,000
Additional paid in capital	10,000	10,000
Accumulated deficit	(15,282)	(1,995)
Total Stockholders' Equity	4,718	18,005

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,043	$18,005

The accompanying notes to the unaudited financial statements are an integral part of these statements.

MED SPA VACATIONS INC.
Statements of Operations
(Unaudited)

	Three Months Ended	Six Months Ended
	June 30,	June 30,
	2016	2016
Revenues	$-	$-

Operating Expenses
General and administrative	3,429	4,450
Professional fees	4,437	8,837
Total Operating Expenses	7,866	13,287

Loss from operations	(7,866)	(13,287)

Net Loss	$(7,866)	$(13,287)

Net loss per common share: Basic and Diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding: Basic and Diluted	10,000,000	10,000,000

The accompanying notes to the unaudited financial statements are an integral part of these statements.

MED SPA VACATIONS INC.
Statement of Cash Flows
(Unaudited)

Six Months Ended June 30, 2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(13,287)
Changes in current assets and liabilities:
Increase in accounts payable	3,325
Increase in restricted cash receivable	(54)
Net cash used in Operating Activities	(10,016)

Net cash decrease for period	(10,016)
Cash at beginning of period	18,005
Cash at end of period	$7,989

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$-
Cash paid for interest	$-

The accompanying notes to the unaudited financial statements are an integral part of these statements.

MED SPA VACATIONS INC.
Notes to the Unaudited Financial Statements
For the period ended June 30, 2016

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Med Spa Vacations Inc., (the “Company”) is a Nevada corporation incorporated on October 5, 2015.  It is based in La Jolla, California. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is December 31.

Med Spa Vacations plans to develop a business that specializes in marketing health and wellness vacations to both individuals and corporate groups that are looking to revitalize and develop a fuller day-to-day life. The Company is looking to establish a niche in the travel market that caters to sustained wellness and rejuvenation, recognizing the ever-increasing social trend toward finding of a more holistic balance in life.

To date, the Company’s activities have been limited to the sourcing of its advertising channels, initial branding efforts, and in its formation and the raising of equity capital.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation of Unaudited Interim Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information and Regulation S-X.  Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments consisting of normal recurring entries necessary for a fair statement of the periods presented for: (a) the financial position; (b) the result of operations; and (c) cash flows, have been made in order to make the financial statements presented not misleading.  The results of operations for such interim periods are not necessarily indicative of operations for a full year. The accompanying unaudited financial statements should be read in conjunction with the financial statements and related notes included for the year ended December 31, 2015.

Restricted Cash

The Company is required to restrict a portion of cash, per the terms of our merchant account agreement, for potential credit card chargebacks. We are subject to a cash reserve of up to 10% on credit card charges processed, with funds held for seven to twelve months depending on our account activity. As of June 30, 2016, the Company had $54 in restricted cash.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  As of June 30, 2016, the Company has a loss from operations of $13,287, an accumulated deficit of $15,282 and has earned no revenues since inception.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the period ending June 30, 2016.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.  In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MED SPA VACATIONS INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AND
 FINANCIAL STATEMENTS

October 5, 2015 (Inception) through December 31, 2015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Med Spa Vacations, Inc
St. La Jolla, CA

We have audited the accompanying balance sheets of Med Spa Vacations, Inc. (the “Company”) as of December 31, 2015 and the related statements of operations, shareholders’ equity, and cash flows for the period from October 5, 2015 (inception) through December 31, 2015. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015 and the results of its operations, stockholders’ equity and cash flows for the period from October 5, 2015 (inception) through December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred loss from operation since inception, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MaloneBailey, LLP
www.malonebailey.com
Houston, Texas

April 25, 2016

MED SPA VACATIONS INC.
Balance Sheet

December 31
2015
ASSETS
Current Assets:
Cash and cash equivalents	$18,005
Total Current Assets	18,005

TOTAL ASSETS	$18,005

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:

Total Liabilities	$-

Stockholders' Equity:
Preferred stock, $0.001 par value, 25,000,000 shares authorized, no shares issued and outstanding at December 31, 2015	-
Common stock, $0.001 par value, 100,000,000 shares authorized, 10,000,000 shares issued and outstanding at December 31, 2015	10,000
Additional paid in capital	10,000
Accumulated deficit	(1,995)
Total Stockholders' Equity	18,005
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$18,005

See accompanying notes to the financial statements.

MED SPA VACATIONS INC.
Statement of Operations

October 5, 2015 (Inception) to December 31, 2015

Revenues	$-

Operating Expenses
General and administrative	279
Professional fees	1,716
Total Operating Expenses	1,995

Loss from operations	(1,995)

Net Loss	$(1,995)

Net Loss Per Common Share: Basic and Diluted	$(0.00)

Weighted average number of Common Shares Outstanding: Basic and Diluted	5,862,069

See accompanying notes to the financial statements

MED SPA VACATIONS INC.
Statement of Changes in Stockholders’ Equity
For the period October 5, 2015 (date of inception) through December 31, 2015

					Additional
	Preferred stock		Common stock		paid-in	Accumulated
	Shares	Amount	Shares	Amount	capital	Deficit	Total

Balance, October 5, 2015(Inception)	-	$-	-	$-	-	$-	$-

Common Stock Issued for Cash	-	-	10,000,000	10,000	10,000	-	20,000
Net loss for the period	-	-	-	-	-	(1,995)	(1,995)

Balance, December 31, 2015	-	$-	10,000,000	$10,000	$10,000	$(1,995)	$18,005

See accompanying notes to the financial statements

MED SPA VACATIONS INC.
Statement of Cash Flows

October 5, 2015 (Inception) to December 31, 2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,995)
Net cash used in Operating Activities	(1,995)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock for cash	20,000
Net cash provided by Financing Activities	20,000

Net cash increase for period	18,005
Cash at beginning of period	-
Cash at end of period	$18,005

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$-
Cash paid for interest	$-

See accompanying notes to the financial statements

MED SPA VACATIONS INC.
Notes to the Financial Statements
For the period October 5, 2015 (date of inception) through December 31, 2015

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Med Spa Vacations Inc., (the “Company”) is a Nevada corporation incorporated on October 5, 2015.  It is based in La Jolla, California. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is December 31.

Med Spa Vacations plans to develop a business that specializes in marketing health and wellness vacations to both individuals and corporate groups that are looking to revitalize and develop a fuller day-to-day life. The Company is looking to establish a niche in the travel market that caters to sustained wellness and rejuvenation, recognizing the ever-increasing social trend toward finding of a more holistic balance in life.

To date, the Company’s activities have been limited to the sourcing of its advertising channels, initial branding efforts, and in its formation and the raising of equity capital.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $18,005 in cash and cash equivalents as of December 31, 2015.

Net Loss Per Share of Common Stock

The Company has adopted ASC Topic 260, “Earnings per Share,” (“EPS”) which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables that it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Financial Instruments

The Company follows ASC 820, “Fair Value Measurements and Disclosures,” which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2015.  The carrying values of our financial instruments, including, cash and cash equivalents, approximate their fair values due to the short-term maturities of these financial instruments.

Income Taxes

The Company uses the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on differences between financial reporting and the tax basis of assets, liabilities, the carry forward of operating losses and tax credits, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized.

Share-based Expenses

ASC 718 “Compensation – Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options,  and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

No stock-based compensations costs were incurred for the period ending December 31, 2015.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.  See note 6.

Commitments and Contingencies

The Company follows ASC 450-20, “Loss Contingencies,” to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.  There were no commitments or contingencies as of December 31, 2015.

Revenue Recognition

The Company will recognize revenue from the sale of products and services in accordance with ASC 605,“Revenue Recognition.”  No revenue has been recognized since inception.  However, the Company will recognize revenue only when all of the following criteria have been met:

i)	Persuasive evidence for an agreement exists;
ii)	Service has been provided;
iii)	The fee is fixed or determinable; and,
iv)	Collection is reasonably assured.

Recent Accounting Pronouncements

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.  The amendments in this Update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from GAAP.  In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity; (2) label the financial statements as those of a development stage entity; (3) disclose a description of the development stage activities in which the entity is engaged; and (4) disclose in the first year in which the entity is no longer in a development stage that in prior years it had been in the development stage. The Company has elected to early adopt this standard.

Management has considered all recent accounting pronouncements issued. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  As of December 31, 2015, the Company has a loss from operations of $1,995, an accumulated deficit of $1,995 and has earned no revenues since inception.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending December 31, 2016.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.  In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 - EQUITY

Preferred Stock

The Company has authorized 25,000,000 preferred shares with a par value of $0.001 per share.  The Board of Directors are authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.

Common Stock

The Company has authorized 100,000,000 common shares with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Since inception (October 5, 2015) to December 31, 2015, the Company has issued a total of 10,000,000 common shares for cash of $20,000, as follows:

•	On October 6, 2015, the Company issued to a director, who is an officer 5,000,000 shares of common stock at $0.002 per share for $10,000.
•	On December 15, 2015, the Company issued to a director, who is an officer 5,000,000 shares of common stock at $0.002 per share for $10,000.

The Company has no stock option plan, warrants or other dilutive securities.

NOTE 5 - PROVISION FOR INCOME TAXES

The Company provides for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:

December 31, 2015
Income tax expense at statutory rate	$(678)
Valuation allowance	678
Income tax expense per books	$-

Utilization of the NOL carry forwards, which expire 20 years from when incurred, of approximately $1,995 for federal income tax reporting purposes, may be subject to an annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"). These ownership changes may limit the amount of the NOL carry forwards that can be utilized annually to offset future taxable income and tax, respectively.  In general, an "ownership change" as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders.

NOTE 6 - RELATED PARTY TRANSACTIONS

Equity

On October 6, 2015 and December 15, 2015, the Company issued 10,000,000 shares of its common stock, respectively, to officers and directors, at $0.002 per share for $20,000.

Other

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

10,000,000 Shares
Common Stock
Preliminary Prospectus

Through and including  [_____________], 2016 (25 days after the commencement of this offering), all dealers that buy, sell or trade shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[         ], 2016

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses incurred or (expected) relating to this Prospectus and distribution is as follows:

Legal and SEC filing fees	$7,500
Accounting	7,500
Printing of Prospectus	500
Miscellaneous	500
TOTAL	$16,000

Offering expenses will be paid by cash on hand and any shortfall will be lent by the officers. Assuming we sell all 10,000,000 shares of our common stock under this offering at an initial public offering price of $0.01 per share, the amount of proceeds available to the Company will be $100,000.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Articles of Incorporation and bylaws of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him or her against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In regards to indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, we shall indemnify any director, officer and employee as follows: Every director, officer, or employee of the Company shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/his in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of the Company, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/his duties; provided that in the event of a settlement the indemnification herein shall apply only when our Board of Directors approves such settlement and reimbursement as being for the best interests of the Company.  We shall provide to any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of the Company, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of our securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the certificates which represent those securities have a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On October 6, 2015 and December 15, 2015, respectively, the Company issued 5,000,000 and 5,000,000 shares of common stock to Mr. Redfern for cash at $0.002 and to Mr. Powell for cash at $0.002 per share for a total of $20,000.

These securities were issued in reliance upon the exemption contained in Section 4(2) of Securities Act of 1933.  These securities were issued to the founders of the Company and certificates which represent those securities have a restrictive legend.  No written agreement was entered into regarding the sale of shares of common stock to the Company's founders.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

The following exhibits are included with this registration statement filing:
Exhibit No.	Description	Incorporated by Reference to
3.1	Articles of Incorporation	Exhibit 3.1 to the S-1 filed on April 26, 2016
3.2	By-laws	Exhibit 3.2 to the S-1 filed on April 26, 2016
5	Opinion re: Legality	Exhibit 5 to the S-1 filed on April 26, 2016
23.1*	Consent of Independent Auditors
23.2	Consent of Counsel (See Exhibit 5)	Exhibit 5 to the S-1 filed on April 26, 2016
99.1*	Subscription Agreement

* Filed herein.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a) (3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.          Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec. 230-424);

ii.          Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

iii.        The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

v.         This prospectus shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of La Jolla, CA, on August 31, 2016.

MED SPA VACATIONS INC.
(Registrant)

By:	/s/ Blaine Redfern
Blaine Redfern
President (principal executive officer), Chief Financial Officer (principal accounting officer)

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Blaine Redfern	Date: August 31, 2016.
Blaine Redfern
President (principal executive officer), Chief Financial Officer (principal accounting officer), Treasurer and Member of the Board of Directors

/s/ Morgan Powell	Date: August 31, 2016.
Morgan Powell
Secretary and Member of the Board of Directors